Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Fidelity Magellan Fund, a series of Fidelity Magellan Fund filed as part of this Post-Effective Amendment No. 52 to the Registration Statement (File Nos. 002-21461 and 811-01193) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A (File Nos. 002-21461 and 811-01193).

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

May 27, 2004